UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 30, 2007

CARDIMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS EmployerIdentification No.)

47266 Benicia Street, Fremont, California, 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 354-0300

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006

     Phone: (212) 930-9700
     Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In response to the Securities and Exchange Commission’s (the “SEC”) comment letter dated June 20, 2007, Cardima, Inc. (the “Company”) intends to restate its December 31, 2006 financial statements.  After further research by the Company, the loan financing with Apix that was completed in February 2006 should be treated as a debt extinguishment in the first quarter of 2006.  As a result, an additional liability of approximately $400,000 was accrued and is reflected on the restated March and June 30, 2006 financial statements that were included in footnote 1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007. Also approximately $1,000,000 in amortized fees previously recognized in the three months ended June 30, 2006 were accelerated to the quarter ended March 31, 2006.

The Board of Directors, as per discussions with their independent auditors, concluded on August 30, 2007, that the foregoing would lead to a restatement of their financial statements.

The Company intends to amend and restate its year end and quarterly financials by filing an amendment to its Form 10-KSB/A for the year ended December 31, 2006, which was filed with the SEC on May 30, 2007. This amendment is expected to be completed by October 31, 2007.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: October 1, 2007	By:	/s/ Chris Mak
Name: Chris Mak
Chief Financial Officer